EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Extended Systems Incorporated of our report dated July 31, 2001, relating to the financial statements and financial statement schedule of Extended Systems Incorporated, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 19, 2002